EXHIBIT 23.2

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of IES Utilities Inc. included in this IES Utilities Inc. Form 10-K into IES Utilities Inc.'s previously filed Registration Statement on Form S-4 (No. 333-53846).







/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 29, 2001